UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15, 2009

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

14101 Capital Boulevard, Youngsville, North Carolina 27596

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 556-7235

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On April 15, 2009, the Compensation Committee of the Board of Directors of Xerium Technologies, Inc. (the “Company”) approved the Company’s Performance Award Program for 2009 (the “Program”), and in connection with the Program, the specific performance metrics, the participants in the Program and their target awards.

Each award under the Program will have a time-based and a performance-based component. The time-based portion of each award will be earned if the participant remains continuously employed by the Company or a subsidiary through the date awards are paid, which will occur no later than March 31 of the calendar year following the performance year.

The Program provides for five types of performance-based awards for 2009: corporate awards, North America division awards, South America division awards, Europe division awards and Asia division awards. Some participants will receive only a corporate award, while others will receive both a corporate and a division award. Two measures of performance are relevant in determining the total amount paid out under each of the awards: a cash metric and an Adjusted EBITDA metric (as applied at the corporate or division level, as appropriate). These measures of performance were established consistent with the Company’s strategies of debt reduction, new product development, and emphasis on contributions of employees. With corporate and division awards, each of the cash measure and the Adjusted EBITDA measure is assigned a relative weight. A specific target award is set for each participant in the Program equal to a percentage of his or her current base cash compensation. Thus, the amount of the performance-based payout to a participant who receives a corporate award is a function of the Company’s performance against the 2009 corporate cash and Adjusted EBITDA targets and the size of the participant’s target award. Similarly, the amount of the performance-based payout to a participant who receives a division award is a function of that division’s performance as against the 2009 division cash and Adjusted EBITDA targets and the size of the participant’s target award. The performance-based portion of each award will be earned if the executive remains continuously employed by the Company or a subsidiary through December 31, 2009.

Up to 50% of the awards may be paid in cash at the Compensation Committee’s sole discretion. The balance of the awards will be paid in the form of Restricted Stock Units that will be fully vested at grant and settled in shares of the Company’s common stock 91 days thereafter. Awards for the 2009 performance year are not intended to qualify for the performance-based compensation exception under Section 162(m) of the Code for 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2009	XERIUM TECHNOLOGIES, INC.

	By:	/s/ Michael P. O’Donnell
	Name:	Michael P. O’Donnell
	Title:	Executive Vice President and Chief Financial Officer